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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 1, 2001

                           WRIGHT MEDICAL GROUP, INC.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                       000-32883                13-4088127
          --------                       ---------                ----------
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
incorporation or organization)                               Identification No.)


           5677 Airline Road
           Arlington, Tennessee                                          38002
           ---------------------                                         -----
(Address of principal executive offices)                              (Zip Code)

                                 (901) 867-9971
                                 --------------
              (Registrant's telephone number, including area code)



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Item 5. Other Events.

     On August 1, 2001, Wright Medical Group, Inc. (the "Company") entered into a Credit Agreement (the "Agreement"), by and among the Company, Wright Medical Technology, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("WMT"), as borrower thereunder, each of the lenders named therein, The Chase Manhattan Bank, as administrative agent and collateral agent for such lenders and as issuing bank, and Credit Suisse First Boston and U.S. Bank National Association, as co-syndication agents.

     The Agreement provides for a 5-year fully secured credit facility consisting of a term loan, a revolving line of credit and letters of credit (the "Credit Facility"). The maximum amount of the Credit Facility is $60,000,000, which may be increased to $80,000,000 under certain circumstances. The Credit Facility will bear interest at the Bank's prime rate (or the Federal Funds Effective Rate, if greater) plus a varying margin of 0.75% to 1.25% or at LIBOR plus a varying margin of 1.75% to 2.25%. In each case, such margin varies based on the Company's Consolidated Leverage Ratio (as such term is defined in the Credit Agreement). Under the Agreement, the Company and its subsidiaries are subject to certain covenants, including but not limited to, limitations on (a) paying dividends and repurchasing stock, (b) selling or transferring assets, (c) making certain investments (including acquisitions) and (d) incurring additional indebtedness and liens. Proceeds from the Credit Facility will be used to refinance existing indebtedness outstanding under the Company's current senior credit facility and finance ongoing working capital requirements and general corporate purposes of the Company. The loans mature on August 1, 2006.

     A copy of the Credit Agreement is included as an exhibit to this filing and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     10.1 Credit Agreement, by and among the Company, WMT, the lenders named therein, The Chase Manhattan bank, Credit Suisse First Boston and U.S. Bank National Association, dated as of August 1, 2001.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 3, 2001                    WRIGHT MEDICAL GROUP, INC.
                                        (Registrant)


                                        By: /s/ F. Barry Bays
                                            ------------------------------
                                        Name:  F. Barry Bays
                                        Title: President and Chief Executive
                                               Officer



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                                  EXHIBIT INDEX

     10.1 Credit Agreement, by and among Wright Medical Group, Inc., Wright Medical Technology, Inc., the lenders named therein, The Chase Manhattan Bank, as administrative agent, collateral agent and issuing bank and Credit Suisse First Boston and U.S. Bank National Association, as co-syndication agents, dated as of August 1, 2001.